                             LOAN FACILITY AGREEMENT

                            Dated as of June 20, 1996

                                      among

                     ESSEX PROPERTY TRUST, INC., as Borrower

                                       and

                      T/W ESSEX FUNDING, L.L.C., as Lender

               LOAN FACILITY AGREEMENT dated as of June 20, 1996, among Essex Property Trust, Inc., a Maryland corporation (the "Borrower") and T/W Essex Funding, L.L.C., a Delaware limited liability company (the "Lender").

                              W I T N E S S E T H:

               WHEREAS, the Borrower and certain affiliates of the Lender (collectively, the "Buyer") have entered into a Stock Purchase Agreement dated as of the date hereof (as the same may be amended, restated or supplemented from time to time, the "Stock Purchase Agreement"), pursuant to which Buyer has agreed to purchase up to 1,600,000 shares of convertible preferred stock of the Borrower on the terms and subject to the conditions contained therein; and

               WHEREAS, the terms of the Stock Purchase Agreement provide for the execution and delivery of this Agreement simultaneously with the closing of the initial transactions contemplated thereby;

               NOW, THEREFORE, the Borrower and the Lender hereby agree as follows:

                                   ARTICLE 1
                                  DEFINED TERMS

         1.1 Definitions. Each term defined in this Section 1.1, when used in this Agreement, has the meaning indicated below. Capitalized terms used herein but not defined herein shall have the meanings given to them in the Stock Purchase Agreement.

               "Agreement" shall mean this Loan Agreement, as amended, restated, modified or supplemented from time to time.

               "Applicable Rate" shall mean the greater of (i) 8.75% per annum, and (ii) the rate which is equal to the quarterly dividend on the Common Stock, annualized, divided by $ 21.875.

               "Appreciated Stock Price" shall mean (i) with respect to Loans that are paid in full by the Borrower on or prior to December 31, 1996, the average of the closing price (as reported in The Wall Street Journal, absent manifest error) of Borrower's Common Stock for the twenty consecutive Business Days immediately preceding, but not including, the earlier of the date of payment or December 31, 1996, and (ii) with respect to Loans that are paid or mature on February 28, 1997, or are paid or mature on April 30, 1997, as the case may be, the average of the closing price (as reported in The Wall Street Journal, absent manifest error) of Borrower's Common Stock for any twenty consecutive Business Days, as selected by the Lender, from and including December 1, 1996, through but not including the Option C Maturity Date.

               "Business Day" shall mean any day on which both state and federally chartered banks in New York, New York are required to be open for general banking business.

               "Code"  shall mean the Internal Revenue Code of 1986, as amended.

               "Dollars" or "$" shall mean the lawful currency of the United States of America and, in relation to any amount to be advanced or paid hereunder, funds having same day value.

               "Event of Default" shall mean each of the events set forth in
Section 6.1 hereof.

               "Exchange Price" shall have the meaning set forth in Section 2.11 hereof.

               "Guarantee" shall mean the guarantee to be executed and delivered by the Guarantor, substantially in the form of Exhibit B hereto.

               "Guarantor" shall mean Essex Portfolio L.P., a California limited partnership, of which the Borrower is the sole general partner.

               "Indebtedness" shall mean for any person all indebtedness or other obligations of such person for borrowed money and all indebtedness of such person with respect to any other items (other than accounts payable in the ordinary course of business, income taxes payable, deferred taxes and deferred credits) which would, all in accordance with generally accepted accounting principles, be classified as a liability on the balance sheet of such person.

               "Initial Commitment" means $13,000,000.

               "Initial Exchange Closing" shall have the meaning set forth in
Section 2.10 below.

               "Judicial Prohibition Maturity Date" shall mean if a Judicial Prohibition Maturity Event has occurred, notwithstanding any other provision of this Agreement, December 31, 1996; provided, however, Borrower may, in its sole discretion, by delivery of written notice of same to Lender on or prior to December 20, 1996 (unless the applicable Judicial Prohibition Maturity Event shall have occurred on or after December 20, 1996, in which case not later than three Business Days after such occurrence but in no event later than December 30, 1996), extend the date for repayment of the Loans from the Judicial Prohibition Maturity Date (assuming there exists a Judicial Prohibition Maturity Event on such date and, if not, Lender and Buyer shall follow the procedures for the appropriate Option, and there shall be no extension) to February 28, 1997; and, provided, further, Borrower may also, in its sole discretion, by delivery of written notice of same to Lender not later than February 20, 1997, further extend such date to April 30, 1997.

               "Judicial Prohibition Maturity Event" shall mean an event whereby the Lender is estopped from the exercise of any Option otherwise available as a result of judicial process other than as a result of an action or claim brought by the Lender itself or by Buyer, or by any other person in collusion with the Lender or Buyer, and such estoppel shall remain in effect until and including December 30, 1996.

                IRS Approval Date" shall mean the date of receipt by the Borrower of a Private Letter Ruling from the Internal Revenue Service as required by Article EIGHTH(a)(9) of the Articles of Amendment and Restatement of the Borrower enabling the Borrower to exempt Lender's affiliates from the Ownership Limit as defined in such Articles of Amendment and

Restatement ("IRS Approval"), provided, however, such event shall have occurred, if at all, on or prior to December 15, 1996.

               "Loan" shall mean each loan to be made by the Lender to the Borrower pursuant to Article II hereof.

               "Note" shall mean a promissory note of the Borrower in registered form payable to the order of the Lender evidencing the Loans, substantially in the form of Exhibit A hereto, and any promissory note or notes issued in substitution thereof.

               "Notice of Occurrence" shall have the meaning set forth in
Section 2.10.

               "Obligations" shall mean any and all of the debts, obligations and liabilities of the Borrower provided for or arising under this Agreement, whether now existing or hereafter arising, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred.

               "Option A" shall mean the Lender's obligation (absent the existence of a Judicial Prohibition Maturity Event which is not discharged prior to the Judicial Prohibition Maturity Date) (i) to exchange the Loan comprising the Initial Commitment for Preferred Stock pursuant to Section 2.11 hereof, and
(ii) to utilize the funds otherwise comprising the Subsequent Commitment to acquire Preferred Stock in accordance with the Stock Purchase Agreement, in each case if the Stockholder Approval Date has occurred.

               "Option B" shall mean the Lender's obligation (absent the existence of a Judicial Prohibition Maturity Event which is not discharged prior to the Judicial Prohibition Maturity Date) (i) to exchange the Loan comprising the Initial Commitment for Preferred Stock pursuant to Section 2.11 hereof, and
(ii) to utilize the funds otherwise comprising the Subsequent Commitment to acquire Preferred Stock in accordance with the Stock Purchase Agreement, in each case if the IRS Approval Date shall have occurred prior to the Stockholder Approval Date and the Stockholder Approval Date shall have occurred.

               "Option C" shall mean (i) the Lender's option to exchange up to $1,500,000 principal amount of the Loan comprising the Initial Commitment for Preferred Stock pursuant to Section 2.11 hereof, and (ii) the automatic reduction of the Subsequent Commitment to zero if, but only if, (x) (A) the IRS Approval Date shall not have occurred on or before December 15, 1996, and (B) the Stockholder Rejection Date shall have occurred, or (y) the Stock Purchase Agreement shall be terminated for any reason or any material provision thereof shall have ceased to be in full force and effect such that the Buyer under the Stock Purchase Agreement shall not be able to realize the material benefits thereof.

               "Option D" shall mean (i) the Lender's obligation (absent the existence of a Judicial Prohibition Maturity Event which is not discharged prior to the Judicial Prohibition Maturity Date) to exchange the Loan comprising the Initial Commitment for Preferred Stock pursuant to Section 2.11 hereof, (ii) the Lender's option to exchange up to $6,000,000 in Loans comprising the Subsequent Commitment for Preferred Stock pursuant to Section 2.11 hereof, and

(iii) the automatic reduction of the balance of the Subsequent Commitment to zero upon the Lender's exercise of, or failure to exercise, the option set forth in (ii) above if, but only if, (x) the IRS Approval Date shall have occurred, and (y) the Stockholder Rejection Date shall have occurred.

               "Option A Event" shall mean the occurrence of the Stockholder Approval Date provided that the IRS Approval Date shall not have first occurred.

               "Option B Event" shall mean the occurrence of the Stockholder Approval Date provided that the IRS Approval Date shall have first occurred.

               "Option C Event" shall mean either (i) (A) the IRS Approval Date shall not have occurred on or prior to December 15, 1996, and (B) the Stockholder Rejection Date shall have occurred, or (ii) the Stock Purchase Agreement shall have terminated for any reason or any material provision thereof shall have ceased to be in full force and effect such that Buyer under the Stock Purchase Agreement shall not be able to realize the material benefits thereof.

               "Option D Event" shall mean the IRS Approval Date shall have occurred and the Stockholder Rejection Date shall have occurred.

               "Option A Maturity Date" shall mean the Stockholder Approval
Date.

               "Option B Maturity Date" shall mean the Stockholder Approval
Date.

               "Option C Maturity Date" shall mean (i) December 16, 1996, in respect of that portion of the Loan which comprised part of the Initial Commitment which is exchanged for Preferred Stock, if any (i.e., pursuant to Option C, up to $1,500,000), and (ii) with respect to the balance of the Loan, December 31, 1996; provided, however, if the Borrower shall have notified the Lender on or before December 20, 1996, that it requests an extension, the Option C Maturity Date shall be extended to February 28, 1997; and provided, further, that if the Borrower shall have notified the Lender on or before February 20, 1997, that it requests another extension, the Option C Maturity Date shall be further extended to April 30, 1997.

               "Option D Maturity Date" shall mean (i) the Shareholder Rejection Date if the IRS Approval Date precedes the Stockholder Rejection Date or (ii) the IRS Approval Date if the Stockholder Rejection Date precedes the IRS Approval Date.

               "Options" shall mean each of Option A, Option B, Option C and Option D, one of which shall be available in accordance with the definitions thereof upon the conditions set forth therein.

               "Organic Change" shall have the meaning set forth in Section 2.11 hereof.

               "Register" shall meant the Note Register maintained by Borrower or by Borrower's bank.

               "Related Document" shall mean any agreement, certificate or other document executed by the parties hereto in connection with this Agreement.

               "Stock Purchase Agreement" shall have the meaning set forth in the first recital hereof.

               "Stockholder Approval Date" shall mean the date, which shall be on or prior to October 30, 1996, on which the stockholders of the Borrower have duly approved all necessary amendments to the Company Charter in form and substance satisfactory to the Lender and Buyer, permitting issuance to Affiliates of the Lender on and after the Initial Closing Date of up to 1,600,000 shares of Preferred Stock and covering such other matters as the Borrower, the Lender and Buyer mutually agree should be properly presented for approval by the Borrower's stockholders.

               "Stockholder Rejection Date" shall mean the earlier to occur of
(i) the date on which the stockholders of the Borrower have duly rejected any necessary transaction contemplated by this Agreement and by the Stock Purchase Agreement; and (ii) October 30, 1996.

               "Subsequent Commitment" means initially $20,000,000, as such amount may be reduced pursuant to Section 2.9 hereof by stock purchase or as otherwise provided herein.

               "TWREF" means Tiger/Westbrook Real Estate Fund, L.P., a Delaware limited partnership.

                                   ARTICLE 2
                            TERMS OF THE LOANS; FEES

         2.1 The Loans. On the terms and subject to the conditions of this Agreement, the Lender shall make Loans to the Borrower of (i) an amount equal to the amount of the Initial Commitment on July 1, 1996, and (ii) in accordance with the applicable Option, the Subsequent Commitment on the Option A Maturity Date if an Option A Event has occurred, the Option B Maturity Event if an Option B Event has occurred, or the Option D Maturity Date if an Option D Event has occurred.

         2.2    Disbursement of Loan Proceeds.

                (a) The Lender shall make the Loan proceeds of the Initial Commitment available to the Borrower by transferring the amount thereof by 12:00 noon (New York time) on July 1, 1996, and, in accordance with the applicable Option, fifteen Business Days after the Lender's receipt of a notice from the Borrower specifying the date and amount of each Loan representing all or any part of the Subsequent Commitment, in the case of the Loans representing the Subsequent Commitment, to a bank account held by the Borrower at the Borrower's bank and for credit to the account so identified on the signature page hereto. Upon the Lender's receipt of any such notice in respect of any Loan representing the Subsequent Commitment, the Lender shall have the right either to make such Loan or to have the Buyer purchase Preferred Stock under the Stock Purchase Agreement. However, upon the applicable event that gives rise to any such finding of the Subsequent Commitment as a Loan, the principal amount of such Loan shall be deemed to be immediately exchanged into Preferred Stock.

                (b) The Loan representing the Initial Commitment shall be made by a single disbursement on July 1, 1996, and, in accordance with the applicable Option, the Loans representing the Subsequent Commitment shall, in the case of an Option A Event or an Option B Event, be made in no more than three disbursements of not less than $5,000,000 per disbursement on any date from and including the Stockholder Approval Date to June 20, 1997, and, in the case of an Option D Event, be made in one disbursement on the Option D Maturity Date; provided, however, that, in the case of Option A and Option B, the Borrower shall be deemed to have requested, and the Lender shall fund, Loans comprising the unutilized portion of the Subsequent Commitment on June 20, 1997.

                (c) Notwithstanding the provisions of Section 2.1 hereof and this Section 2.2, in the event that each of the Lender and Buyer have reviewed and approved the certificate of limited partnership of the Guarantor, the agreement of limited partnership of the Guarantor and any and all amendments to any of the foregoing and are satisfied, in their sole discretion, with the provisions thereof (including a provision that the ownership of a preferred limited partnership interest Guarantor will not require any indirect investors of Lender to treat any income allocated to it from Guarantor as unrelated business taxable income under the Code), the Borrower will be permitted to request the Lender to exchange, and the Lender will, upon receipt of such request from the Borrower, exchange, the Loan representing the Initial Commitment for limited partnership interests in the Guarantor on such terms as the Lender and the Guarantor shall mutually agree (reflecting the economics contemplated in the Stock Purchase Agreement).

         2.3 Repayment of Principal. The Borrower shall not be permitted to prepay any amounts outstanding hereunder at any time. The Borrower shall repay the principal amount of the Loans on the Option A Maturity Date if an Option A Event has occurred, the Option B Maturity Date if an Option B Event has occurred, the Option C Maturity Date if an Option C Event has occurred, or the Option D Maturity Date if an Option D Event has occurred (i) in Dollars, but only if an Option C Event has occurred, and (ii) in Preferred Stock as provided in Sections 2.10 and 2.11 hereof if an Option A Event, Option B Event or Option D Event has occurred. The Borrower shall, notwithstanding the foregoing, repay the principal amount of the Loans, in Dollars, on the Judicial Prohibition Maturity Date if a Judicial Prohibition Maturity Event shall have been in continuous effect since the occurrence of an Option A Event, Option B Event or Option D Event, as the case may be, with result that any of Option A, Option B or Option D, as applicable, shall not have been exercised on or prior to the Judicial Prohibition Maturity Date.

         2.4 Rate of Interest. The Borrower shall pay interest on the unpaid principal amount of the Loans from and including the date of each Loan to but not including the date on which such Loan is paid in full at the Applicable Rate, which shall be calculated and paid as specified in the definition of Applicable Rate. Notwithstanding the foregoing, if the Borrower shall fail to pay when due (whether at scheduled maturity, on acceleration or otherwise) any principal amount owing under this Agreement, the Borrower will pay interest on the amount in default from the date of such default until paid at the rate specified in Section 6.4 hereof. Notwithstanding any other provisions contained in this Agreement, neither the Applicable Rate nor any dividends payable on any Preferred Stock shall begin to accrue until the date Lender or Buyer, as the case may be, actually funds the amount to be funded for the Loan or Preferred Stock related thereto.

         2.5 Payment of Interest. Accrued interest on the Loans shall be payable quarterly in arrears on the last day of each calendar quarter, and on the Option A Maturity Date, Option B Maturity Date, Option C Maturity Date or the Option D Maturity Date, as the case may be, except that default interest shall be payable on demand.

         2.6 Computation of Interest. Interest payable under this Agreement shall be computed on the basis of a year of 360 days and twelve 30-day months.

         2.7 Manner of Payments. Each payment by the Borrower under this Agreement shall be made by transferring the amount thereof in Dollars (unless otherwise specified in Section 2.03 hereof) to the Lender's bank account at the Lender's bank and for credit to the account so identified on the signature page hereto, not later than 1:00 p.m. (New York City time) on the date on which such payment shall become due. Each such payment shall be made without set-off or counterclaim and free and clear of, and without deduction for, any taxes, duties, levies, imposts or other charges of a similar nature.

         2.8 Extension of Payments. If any payment under this Agreement shall become due on a day which is not a Business Day, the due date thereof shall be extended to the next following day which is a Business Day, and such extension shall be taken into account in computing the amount of any interest then due and payable hereunder.

         2.9 Reduction of the Subsequent Commitment. The Subsequent Commitment shall be automatically reduced by (i) the principal amount of each Loan (other than the Initial Commitment, which shall already have been exchanged in full for Preferred Stock), and (ii) amounts expended by Buyer in any purchase of Preferred Stock representing the Subsequent Commitment under the Stock Purchase Agreement or, if applicable, in any acquisition of limited partnership interests in the Guarantor, in each case after the Initial Closing Date, (ii) in the case of an Option C Event or Option D Event, the Subsequent Commitment shall be reduced as provided under Option C and Option D, respectively, and (iii) in the event of the existence of a Judicial Prohibition Maturity Event on the Judicial Prohibition Maturity Date, the amount of the then unutilized portion thereof.

         2.10  Procedures for Option Events.

               (a) Within two Business Days following the occurrence of an Option A Event, Option B Event, Option C Event or Option D Event, Borrower shall provide Lender written notice of such occurrence (the "Notice of Occurrence"), such notice specifying the type of Option which has occurred. In the case of an Option A Event or Option B Event, the closing whereby the Loan comprising the Initial Commitment shall be exchanged for Preferred Stock shall be held on the third Business Day following Lender's receipt of the Notice of Occurrence; provided, however, the Loan shall be deemed exchanged as of the Option A Maturity Date or the Option B Maturity Date, as the case may be. In the case of an Option C Event, Lender shall deliver a written notice to Borrower within three Business Days of Lender's receipt of the Notice of Occurrence, which written notice shall specify Lender's election with respect to its option to exchange up to $1,500,000 of the Loan which comprised part of the Initial Commitment for Preferred Stock and shall specify the amount, if any, up to $1,500,000 which Lender intends to exchange. The closing of such an exchange shall take place on the second Business Day following the date Lender's written notice is received by Borrower; provided, however, that up to $1,500,000 comprising the portion of the Initial Commitment shall be deemed exchanged as of the date Lender makes such election. In the case of an Option D Event, Lender shall deliver a written notice to Borrower within three Business Days of receipt of the Notice of Occurrence which written notice shall specify Lender's election with respect to the exchange of up to $6,000,000 of the Subsequent Commitment for Preferred Stock. The closing of such an exchange of up to $6,000,000 together with the exchange of the Loan comprising the Initial Commitment shall take place fifteen Business Days following the date Lender's written notice is received by Borrower; provided, however, the Loan comprising the Initial Commitment shall be deemed exchanged as of the Option D Maturity Date, and up to $6,000,000 Loan comprising the portion of the Subsequent Commitment shall be deemed exchanged as of the date Lender makes such election. Any such closing pursuant to this Section 2.10(a) shall be referred to as an "Initial Exchange Closing".

                (b) In the case of Option A or Option B, each closing relating to the funding of the Subsequent Commitment (or any portion thereof), and its automatic exchange into Preferred Stock, shall be held fifteen Business Days following Lender's receipt of a written notice from Buyer setting forth Buyer's request for such an exchange and the principal amount of Loan to be exchanged thereby. If any portion of the Subsequent Commitment remains as of June 20, 1997, the Loan, borrowing and exchange with respect to such amount shall be held on June 20, 1997. Each such closing pursuant to this Section 2.10(b) shall be referred to as a "Subsequent Closing", and the date of any such Subsequent Closing shall be referred to as a "Subsequent Closing Date".

                (c) All closings relating to the foregoing shall be held on such date specified in this Section 2.10 at the Palo Alto offices of Morrison & Foerster or such other date and place as the parties mutually agree.

         2.11 Exchange; Construction. References to exchanges of Loans for Preferred Stock shall refer to exchanges of the outstanding principal amount of the Loans (but not any accrued and unpaid interest thereon) for fully paid and nonassessable shares of Preferred Stock. Exchange of the Loans for Preferred Stock shall be at a price (the "Exchange Price") of $25 per share. If the Borrower at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Preferred Stock into a greater number of shares, the corresponding Exchange Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Borrower at any time combines (by reverse stock split or otherwise) its outstanding shares of Preferred Stock into a smaller number of shares, the corresponding Exchange Price in effect immediately prior to such combination shall be proportionately increased. Lender may cause an exchange to occur in its name or in the name of its nominee, including Buyer.

                Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another person or other transaction which is effected in such a manner that holders of Preferred Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to, in exchange for or upon conversion of Preferred Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Borrower shall make appropriate provisions (in form and substance reasonably satisfactory to the Lender) to insure that the Lender shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Preferred Stock immediately theretofore acquirable and receivable upon the exchange of the Loan, such shares of stock, securities or assets as the Lender would have received in connection with such Organic Change if the Lender had exchanged the Loan or converted the Preferred Stock issuable upon exchange of the Loans immediately prior to such Organic Change. In each such case, the Borrower shall also make appropriate provisions (in form and substance reasonably satisfactory to the Lender) to insure that the provisions of this paragraph and the immediately preceding paragraph shall thereafter be applicable to the Loans. The Borrower shall not effect any such Organic Change unless, prior to the consummation thereof, the successor corporation (if other than the Borrower) resulting from such Organic Change or the corporation purchasing assets in such Organic Change assumes by written instrument (in form reasonably satisfactory to the Lender) the obligation to deliver to the Lender such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Lender may be entitled to acquire.

                Each Loan shall be exchangeable by the Lender to the extent set forth above and upon the occurrence of any event which requires or permits the Lender to exchange loans under the Initial Commitment and/or the Subsequent Commitment for Preferred Stock, and, upon the occurrence of any such event, the rights of the Lender as Lender in respect of each exchanged Loan shall cease, and the Buyer (or such other nominee as Lender shall utilize) shall thereafter be treated for all purposes as the record holder of the equivalent amount of Preferred Stock at such time. At each closing described above, the Borrower shall issue and shall deliver at such office or at such other address requested by the Lender a certificate or certificates in blank or in such name as Lender shall direct for the number of full and fractional shares of Preferred Stock issuable upon exchange and Lender hereby consents to all such shares of Preferred Stock being issued and delivered.

                The issuance of certificates for shares of Preferred Stock upon exchange of each Loan shall be made without charge to the Lender or to Buyer for any issuance tax in respect thereof or other cost incurred by the Borrower in connection with such exchange and the related issuance of shares of Preferred Stock. Upon exchange of each Loan, the Borrower shall take all such actions as are necessary in order to insure that the Preferred Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

                The Borrower's obligations on the Option A Maturity Date, the Option B Maturity Date, the Option C Maturity Date or the Option D Maturity Date, as the case may be, shall be governed by the terms of the Stock Purchase Agreement as if such exchange were a purchase and sale of Preferred Stock thereunder.

         2.12 Use of Proceeds. The Borrower shall use the proceeds of each Loan for lending to the Guarantor to acquire properties and to reduce outstanding Indebtedness of the Guarantor.

         2.13 Fees. In the event that the Stockholder Rejection Date shall have occurred, the Borrower shall pay to the Lender a prepayment fee on such Stockholder Rejection Date equal to the product of (i) the Appreciated Stock Price minus $21.875 times (ii) a fraction, the numerator of which is the amount of Loans outstanding on such date and the denominator of which is $21.875.

                                   ARTICLE 3
                              CONDITIONS PRECEDENT

         3.1 Conditions. As conditions precedent to the Lender's obligation to make the initial Loan, the Lender shall have received (i) the Note and a counterpart of this Agreement, each duly executed by the Borrower, (ii) the Guarantee, duly executed by the Guarantor, (iii) all other documents that are required to be delivered by the Borrower pursuant to Articles 2 and 7 of the Stock Purchase Agreement on or prior to the Initial Closing and evidence reasonably satisfactory to the Lender that all other conditions precedent to such Initial Closing have been met. As conditions precedent to the Lender's obligation to make each Loan (including the initial Loan), (i) no Event of Default or event which, with the giving of notice or lapse of time or both, shall have occurred and be continuing or shall result from the making of such Loan, (ii) there shall not have been a failure of a representation or warranty incorporated by reference herein to be true when made and where such failure would have or could reasonably be expected to have had a Material Adverse Effect, and (iii) the Stock Purchase Agreement shall not have terminated for any reason nor shall any material provision thereof have ceased to be in full force and effect other than by the mutual consent of the parties to the Stock Purchase Agreement such that the TWREF under the Stock Purchase Agreement shall not be able to realize the material benefits thereof. In the case of Option A and Option B, as a condition precedent to the Lender's obligation to make any Loan in respect of a Subsequent Commitment, since March 31, 1996, there shall not have been any change, circumstance or event which has or could reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

         4.1 Representations and Warranties. The Borrower repeats and restates all of the representations and warranties set forth in Article 3 of the Stock Purchase Agreement for the benefit of Lender, all of which are deemed to be incorporated by reference into this Agreement as if such representations and warranties were set forth in full herein.

                                    ARTICLE 5
                                    COVENANTS

         5.1 Covenants. For so long as any of the Obligations shall be outstanding hereunder, the Borrower covenants and agrees as follows:

                (a) If the Lender or TWREF has a reasonable basis to believe that a Material Adverse Effect has occurred, each of the Lender and TWREF may conduct audits of income and expenses to verify the amounts of such items as stated in any financial statements, reports or projections furnished to Lender and TWREF under this Agreement or any Related Document at the Lender's expense. The Borrower will keep adequate records and books of account with respect to each of the Properties, in which proper entries, reflecting all of the financial transactions with respect to such Properties, are made in accordance with generally accepted accounting principles applied on a consistent basis.

                (b) The Borrower shall take such actions as are reasonably necessary or as are reasonably requested by the Lender or TWREF to afford the Lender and TWREF the following rights, and hereby authorizes Lender and TWREF to take such actions as are reasonably necessary to accomplish such rights:

                      (i) The right routinely to consult with and advise the management of the Borrower regarding significant business activities and business and financial developments of the Borrower, as well as to communicate directly with the Borrower's independent certified public accountants and tax advisors. The Borrower hereby authorizes those advisors of the Borrower to disclose to the Lender and TWREF any and all financial statements, other supporting financial documents and schedules, including copies of auditor response letters and management letters with respect to the business, financial condition and other affairs of the Borrower. Borrower will deliver authorizing letters to its advisors confirming the above.

                      (ii) The right to examine the books and records of the Borrower at any time upon reasonable notice, and, at Lender's or TWREF's expense, to conduct audits of income and expenses to verify the amounts of such items as stated in any financial statements or reports furnished to Lender and TWREF under this Agreement or any related documents.

                      (iii) The right to receive quarterly unaudited and yearly audited financial reports, including balance sheets, statements of income, shareholders' equity and cash flow, a management report, schedules of outstanding indebtedness and a monthly report displaying by property gross income, net operating income, cash flow and, on an aggregate basis, FFO and Adjusted FFO per share, and copies of all filings with the Securities and Exchange Commission promptly when same have been filed.

In addition, by virtue of TWREF's representation on the several committees of the Borrower (including the Executive Committee and the Audit Committee) and the Board of Directors of the Borrower, as provided in or by reference in the Stock Purchase Agreement, Lender and TWREF will be consulted and given an opportunity to advise Borrower (and such committees and the

Board) as to financing matters, property acquisitions and dispositions and operating budget and capital expenditure matters.

               (c) In addition to the foregoing, the Borrower agrees that all of the covenants set forth in Articles 5 and 6 of the Stock Purchase Agreement are incorporated by reference into this Agreement as if such affirmative covenants were set forth in full herein and agrees to comply with all such covenants.

                                   ARTICLE 6
                                EVENTS OF DEFAULT

         6.1 Events of Default. If any one or more of the following events (an "Event of Default") shall occur and be continuing, the Lender shall be entitled to exercise the remedies set forth in Section 6.2 hereof:

               (a) Failure of the Borrower to pay when due (i) the principal of or interest on the Loan or (ii) any other amount payable hereunder if the failure to pay any such amount continues for five Business Days after receipt of notice thereof; or

               (b) Default in the performance of any material covenant or obligation contained or incorporated by reference herein or in the Stock Purchase Agreement or any document or instrument delivered hereunder or thereunder if the failure to perform such covenant continues for 15 Business Days after receipt of notice thereof; provided, however, that Borrower shall have a reasonable time to cure same if such cure cannot reasonably be accomplished in 15 Business Days but is being diligently pursued; or

               (c) The entry of a decree or order for relief in respect of the Borrower by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Borrower or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

               (d) The commencement by the Borrower of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in an involuntary case under any such law or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Borrower or of any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or the failure of the Borrower generally to pay its debts as such debts become due or the taking of any corporate action in furtherance of any of the foregoing; or

                (e) Any of the assets of the Borrower shall be attached for execution or become subject to the order of any court or any other process for execution and attachment and such attachment, order or process shall remain in effect and undischarged for 60 days.

         6.2 Default Remedies. If any Event of Default shall occur and be continuing, then and in every such event, and at any time thereafter during the continuance of such Event of Default the Lender may (i) terminate the Initial Commitment and the Subsequent Commitment, and (ii) declare the Loans to be forthwith due and payable, whereupon the Loans shall become forthwith due and payable both as to principal and interest together with all other amounts payable by the Borrower under this Agreement which may be due or accrued and unpaid, in each case without presentment, demand, protest or any other notice of any kind, all of which are expressly waived.

         6.3 Set-Off. The Lender is hereby authorized at any time and from time to time, upon the occurrence and during the continuance of any Event of Default, without prior notice to the Borrower, to the fullest extent permitted by law, to set off and apply any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies at any time held and other indebtedness at any time owing by the Lender to or for the account of the Borrower against any and all of the amounts owing by the Borrower under this Agreement whether or not the Lender shall have made any demand hereunder or thereunder.

         6.4 Default Interest. If the Borrower shall fail to pay when due any amount owing to the Lender under this Agreement, then to the extent permitted by law the Borrower will pay to the Lender on demand interest on the amount in default from the date such payment became due until payment in full at a rate equal to the sum of the amount due under Section 2.4 of this Agreement plus 4% per annum.

                                   ARTICLE 7
                               GENERAL PROVISIONS

         7.1 Expenses; Indemnification The Borrower agrees to pay all reasonable out-of-pocket costs and expenses, including the reasonable fees and disbursements of counsel, incurred by the Lender in connection with the preparation, execution and delivery of this Agreement and the Related Documents, and any amendments and waivers hereof or thereof. The Borrower agrees to pay any reasonable legal or other expenses incurred by the Lender in connection with investigating, defending or participating in any loss, claim, damage, liability or other proceeding in connection with the enforcement of this Agreement or any of the Related Documents and the collection of any amounts owing hereunder or thereunder; provided that the Borrower shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Lender or its Affiliates or any of their respective agents or employees.

         7.2 Cumulative Rights; No Waiver. The rights, powers and remedies of the Lender hereunder are cumulative and in addition to all rights, powers and remedies provided under any and all agreements between the Borrower and the Lender, at law, in equity or otherwise. Neither any delay nor any omission by the Lender to exercise any right, power or remedy shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or any exercise of any other right, power or remedy.

         7.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

         7.4 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER HEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER AGREES NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT. THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK.

         7.5 Entire Agreement. This Agreement (including agreements incorporated herein), the Schedule and the Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

         7.6 Notices. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to the Borrower shall be addressed to:

                Essex Property Trust, Inc.
                777 California Avenue
                Palo Alto, CA  94304
                Attn:  Keith Guericke

                with a copy to:

                Michael Schall
                Essex Property Trust, Inc.
                777 California Avenue
                Palo Alto, CA  94304

                and another copy to:

                Jordan Ritter
                Essex Property Trust, Inc.
                777 California Avenue
                Palo Alto, CA  94304

                Notices to the Lender shall be addressed to:

                Patrick K. Fox
                General Counsel
                Westbrook Partners, L.L.C.

                14400 North Dallas Parkway, #200
                Dallas, Texas 75240

                with a copy to:

                Keith Gelb
                Vice President
                Westbrook Partners, L.L.C.
                11150 Santa Monica Boulevard
                Los Angeles, California 90023

                and another copy to:

                Allen Curtis Greer, II
                Rogers & Wells
                200 Park Avenue
                New York, New York 10166

or at such other address and to the attention of such other person as either party may designate by written notice to the other party delivered in accordance with this Section.

         7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as specifically provided by the Stock Purchase Agreement, the Borrower shall not be permitted to assign any of its rights hereunder to any third party, other than to one or more Affiliates of the Borrower of which the Borrower, directly or indirectly, beneficially owns 98% or more of the voting power and the economic interests, provided that such Affiliates agree to be bound hereby , and provided that the Borrower shall remain liable hereunder, and provided that any bona fide financial institution to which the Borrower or any permitted transferee has transferred (including upon foreclosure of a pledge) shares of Company Stock for the purpose of securing bona fide indebtedness of the Borrower shall also be entitled to enforce the rights of the Borrower hereunder. The Lender may assign, or grant participations in, all or any part of its rights and interests herein and in the Note to any Person without the consent of, or notice of, the Borrower.

         7.8 Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.

         7.9 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

         7.10 Interpretation; Absence of Presumption. (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph and Exhibit references are to the Articles, Sections, paragraphs and Exhibit to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.

                (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party, drafting or causing any instrument to be drafted.

         7.11 Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

         7.12 Further Assurances. The Borrower agrees that, from time to time, it will take such action as may reasonably be necessary to carry out the purposes and intents hereof.

         7.13 Waiver of Jury Trial. The parties hereto knowingly, voluntarily and expressly waive all right to trial by jury in any action, proceeding or counterclaim enforcing or defending any rights arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Borrower and the Lender acknowledges that the provisions of this Section 7.13 have been bargained for and that it has been represented by counsel in connection therewith.

         7.14 Maximum Interest Rate. In no event shall the rate of any interest or fee exceed the maximum rate permissible for corporate borrowers by applicable law (the "Maximum Rate"). If, in any month, any rate for any such interest or fee, absent such limitation, would have exceeded the Maximum Rate, then the rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amounts which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest and fees paid or accrued under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued if the rates set forth in this Agreement had at all times been in effect, then the Borrower agrees, to the extent permitted by applicable law, to pay to the Lender an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect, and (ii) the amount of interest and fees which would have accrued had the rates set forth in this Agreement, at all times, been in effect, and (b) the amount of interest and fees actually paid or accrued under this Agreement (up to the maximum amount of such shortfall). In addition to the foregoing provisions of this Section 7.14, the Borrower agrees that in the event the rate of interest or fees hereunder (to the extent that such fees are or are deemed by a court of competent jurisdiction to be a payment for the use of money) exceeds the Maximum Rate at any time of determination, the Lender shall have the right, but not the obligation, to the extent permitted by applicable law, to apply such excess retroactively in respect of interest or such fees such that the rate of interest or such fees hereunder is less than the Maximum Rate at such time.

         7.15 Note Register. The Note or Notes are issued in registered form only and the Lender shall maintain or cause to be maintained the Note Register.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.



          LENDER:                                      BORROWER:

T/W ESSEX FUNDING, L.L.C.,                  ESSEX PROPERTY TRUST, INC.,
a limited liability company                 a Maryland corporation

By:  ESSEX/TW FUNDING CORP.,                By: /s/ Jordan E. Ritter
     as Managing member                        ---------------------------------
                                            Name: Jordan E. Ritter
                                                 -------------------------------
                                            Title: Vice President
                                                  ------------------------------

     By: /s/ Jeffrey M. Kaplan
        -------------------------------
        Name: Jeffrey M. Kaplan
             --------------------------
        Title: Vice President
              -------------------------

     By: /s/ Patricia K. Fox
        -------------------------------
        Name: Patricia K. Fox
             --------------------------
        Title: Secretary
              -------------------------

             Lender Bank:                              Borrower Bank:


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Acct. No.:                                  Acct. No.:
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Call Advice:                                Call Advice:
            ---------------------------                 ------------------------
Telephone:                                  Telephone:
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Facsimile:                                  Facsimile:
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                                  NOTE REGISTER

      NOTE                        HOLDER                    PRINCIPAL AMOUNT
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      R-1                T/W Essex Funding, L.L.C.             $33,000,000
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